EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We  consent  to  the   incorporation  by  reference  in  The  AES  Corporation's
Registration Statement No. 33-44498 on Form S-8, Registration Statement No. 33-49262 on Form S-8, Registration Statement No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement No. 333-38535 on Form S-8, Registration Statement No. 33-95406 on Form S-3, and Registration Statement No. 333-39857 on Form S-3, of our report on the financial statement schedules dated February 4, 1999, appearing in this Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP


Washington, DC
March 30, 1999